UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 24, 2016

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota		55104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (651) 603-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 24, 2016, Dale E. Parker resigned as the Interim President, Interim Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, and Director of Image Sensing Systems, Inc. (the “Company”).

(c) Effective on June 27, 2016, the Company’s Board of Directors appointed Chad A. Stelzig as the Company’s Interim President and Chief Executive Officer. Mr. Stelzig, age 40, most recently served as the Vice President of Engineering of the Company since April 2014. He will continue to serve in this capacity. In addition to his position as Vice President, he also held positions of Director of Algorithm and Software Engineering and Algorithm Manager at the Company from June 2011 to April 2014. Prior to joining the Company, he has held various positions at General Dynamics, C4 Systems, from 2004 to 2011 and Lockheed Martin from 2000 to 2004. He holds a Bachelor of Arts degree with a concentration in Physics and Mathematics from Hamline University.

Effective on June 27, 2016, the Company’s Board of Directors appointed Richard A. Ehrich as the Company’s Interim Chief Financial Officer. Mr. Ehrich, age 43, most recently served as the Corporate Controller of the Company since October 2011. Prior to joining the Company, he has held various positions at KPMG LLP from 2003-2011, Eide Bailly LLP from 2001 to 2003, and Arthur Andersen LLP from 1995 to 2001. Mr. Ehrich holds a Bachelor of Arts degree with a concentration in Accounting from the University of St. Thomas. He is also a licensed CPA (inactive) in Minnesota.

Mr. Ehrich and the Company currently are not parties to an employment agreement. However, Mr. Ehrich and the Company are parties to a Benefit Agreement (“2014 Severance Agreement”) dated July 28, 2014. The 2014 Severance Agreement provides for the following compensation and benefits upon termination of Mr. Ehrich’s employment:

•	If the termination of employment is voluntary on the part of Mr. Ehrich for any reason, The Company must pay to Mr. Ehrich all earned unpaid amounts due to him for salary through the termination date.

•	If the termination of employment is “With Cause” as defined in the 2014 Severance Agreement, Mr. Ehrich will not be entitled to any severance. Mr. Ehrich then would have 30 days to cure any alleged breach, failure or misconduct constituting “With Cause” as defined in the 2014 Severance Agreement after the Company provides Mr. Ehrich with written notice of the actions or omissions constituting such breach, failure, or misconduct.

•	If the termination is “Without Cause” as defined in the 2014 Severance Agreement, Mr. Ehrich will be entitled to six months of salary continuation upon entry into a release agreement provided by the Company.

The foregoing description of the 2014 Severance Agreement is qualified in its entirety by reference to the 2014 Severance Agreement, a copy of which is filed as an exhibit to this Form 8-K.

(e) On June 27, 2016, the Company entered into an Employment Agreement (the “2016 Employment Agreement”) with Mr. Stelzig, as the Company’s Interim President and Interim Chief Executive Officer. The 2016 Employment Agreement provides for a base salary for the year ending December 31 , 2016 of $225,000 and a one-time grant of 10,000 shares of restricted stock under the terms of the Company’s 2014 Stock Option and Incentive Plan, which will vest six months from the date of grant if Mr. Stelzig is then an employee of the Company. The 2016 Employment Agreement also provides that Mr. Stelzig will receive a bonus to be determined by the Company’s Board of Directors and that Mr. Stelzig is entitled to insurance and other benefits in accordance with the Company’s standard and executive benefits.

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Under the 2016 Employment Agreement, Mr. Stelzig is an at-will employee of the Company, and his employment may be terminated by the Company or Mr. Stelzig at any time.

The 2016 Employment Agreement provides for the following compensation and benefits upon termination of employment:

•	If the termination of employment is voluntary on the part of Mr. Stelzig and not for “Good Reason” as defined in the 2016 Employment Agreement, the Company must pay to Mr. Stelzig all earned unpaid amounts due to him for salary through the termination date. Mr. Stelzig will have 90 days to exercise any and all options to purchase the shares of the Company’s common stock that he owns and are exercisable at the termination date. Any other options and any unvested restricted stock or restricted stock units for the Company’s common stock that he owns will terminate.

•	If the termination of employment is “With Cause” as defined in the 2016 Employment Agreement, Mr. Stelzig will not be entitled to any severance, and any and all options, restricted stock and restricted stock units for the Company’s common stock that he owns will terminate.

•	If the termination is “Without Cause” as defined in the 2016 Employment Agreement, Mr. Stelzig will be entitled to six months of salary continuation, without eligibility for bonus, and he will have 90 days to exercise all options to purchase shares of the Company’s common stock that he owns and that are exercisable at the termination date. Any other options and any unvested restricted stock or restricted stock units for the Company’s common stock owned by him will terminate.

Under the 2016 Employment Agreement, the Company will be obligated to make the payments and provide benefits to Mr. Stelzig if his employment is terminated Without Cause only if Mr. Stelzig has signed a release agreement in the form to be provided by the Company.

Under the 2016 Employment Agreement, Mr. Stelzig’s re-appointment as the Company’s Vice President of Engineering from Interim President and Interim Chief Executive Officer without a reduction to his salary and severance payments would not constitute a severance triggering action.

The foregoing description of the 2016 Employment Agreement is qualified in its entirety by reference to the 2016 Employment Agreement, a copy of which is filed as an exhibit to this Form 8-K.

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Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.  The following documents are hereby filed as exhibits to this Current Report on Form 8-K:

Exhibit No.

10.1          Employment Agreement dated as of June 27, 2016 between the Company and Chad A. Stelzig.

10.2          Severance Agreement dated as of July 28, 2014 between the Company and Richard A. Ehrich.

99.1          Press Release dated June 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Date: June 27, 2016
	By:	/s/ Richard A. Ehrich
Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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Exhibit Index

Exhibit No.

10.1          Employment Agreement dated as of June 27, 2016 between the Company and Chad A. Stelzig.

10.2          Severance Agreement dated as of July 28, 2014 between the Company and Richard A. Ehrich.

99.1          Press Release dated June 27, 2016.

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